Exhibit 99.1
N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
APRIL 5, 2010

INVESTOR CONTACTS: JEFFREY L. MOBLEY, CFA (405) 767-4763 jeff.mobley@chk.com JOHN J. KILGALLON (405) 935-4441 john.kilgallon@chk.com	MEDIA CONTACT: JIM GIPSON (405) 935-1310 jim.gipson@chk.com

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2010 FIRST QUARTER
OPERATIONAL UPDATE AND FINANCIAL RESULTS RELEASE DATES
AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, APRIL 5, 2010 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2010 first quarter operational update to be released after the close of trading on the New York Stock Exchange on Monday, May 3, 2010.  Additionally, the company has scheduled its 2010 first quarter financial results to be released after the close of trading on the New York Stock Exchange on Tuesday, May 4, 2010.

The company has also scheduled a conference call to discuss both releases for Wednesday, May 5, 2010 at 10:00 am EDT.  The telephone number to access the conference call is 913-312-0677 or toll-free 888-812-8589.  The passcode for the call is 4406803.  We encourage those who would like to participate in the call to place calls between 9:50 and 10:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 2:00 pm EDT on Wednesday, May 5, 2010 and will run through midnight Wednesday, May 19, 2010.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 4406803.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of our website.  The webcast of the conference will be available on Chesapeake’s website for one year.

Chesapeake Energy Corporation is the second-largest producer of natural gas in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on the development of onshore unconventional and conventional natural gas in the U.S. in the Barnett Shale, Haynesville and Bossier Shales, Fayetteville Shale, Marcellus Shale, Eagle Ford Shale, Anadarko Basin, Arkoma Basin, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and East Texas regions of the United States.  Further information is available at www.chk.com.